Exhibit 99.2 INVESTOR PRESENTATION JANUARY 2024

Disclaimer Forward Looking Statements. This presentation, and our officers and representatives may from time to time make, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: anticipate, intend, plan, goal, seek, believe, project, estimate, expect, strategy, future, likely, may, should, will and similar references to future periods. Examples of forward- looking statements include, among others, statements we make regarding: (i) potential or pending acquisition transactions, including the Acquisition (as defined herein), or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions, and our ability to achieve the intended operational, financial and strategic benefits from any such transactions; (ii) expected synergies and efficiencies to be achieved as a result of the Acquisition; (iii) expected operating results, such as revenue growth and earnings of the combined company; (iv) anticipated levels of capital expenditures and uses of capital; (v) current or future volatility in the credit markets and future market conditions; (vi) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (vii) production and capacity forecasts for the natural gas and oil industry; (viii) strategy for customer retention, growth, fleet maintenance, market position, financial results; (ix) expectations regarding the leverage and dividend profile of the combined company, including the amount and timing of future dividend payments; (x) our interest rate hedges; and (xi) strategy for risk management. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Compression Operations contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to consummate the Acquisition on a timely basis or at all; (vii) our ability to successfully integrate any acquired businesses, including CSI Compressco LP, and realize the expected benefits thereof; (viii) difficulties and delays in meeting the conditions required for the closing of the Acquisition; (ix) our ability to make additional acquisitions on economically acceptable terms; (x) our ability to fund purchases of additional compression equipment; (xi) a downturn in the economic environment, as well as inflationary pressures; (xii) tax legislation and administrative initiatives or challenges to our tax positions; (xiii) the loss of key management, operational personnel or qualified technical personnel; (xiv) our dependence on a limited number of suppliers; (xv) the cost of compliance with existing governmental regulations and proposed governmental regulations, including climate change legislation and regulatory initiatives and stakeholder pressures, including ESG scrutiny; (xvi) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xvii) our reliance on third-party components for use in our IT systems; (xviii) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xix) threats of cyber-attacks or terrorism; (xx) our credit agreement contains features that may limit our ability to operate our business and fund future growth and also increases our exposure to risk during adverse economic conditions; (xxi) volatility in interest rates; (xxii) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xxiii) the effectiveness of our disclosure controls and procedures; and (xxiv) such other factors as discussed throughout the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our final prospectus filed with the U.S Securities and Exchange Commission (the SEC ) on June 30, 2023 pursuant to Rule 424(b)(4) and our Registration Statement on Form S-4 filed with the SEC on January 12, 2024 and Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise. Non-GAAP Financial Measures. This presentation contains certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted Gross Margin, Adjusted Gross Margin Percentage, Adjusted EBITDA, Adjusted EBITDA Percentage, Discretionary Cash Flow and Free Cash Flow. Such non-GAAP measures should not be considered an alternative to, or more meaningful than, the most directly comparable measure of financial performance presented in accordance with GAAP. Moreover, such non-GAAP measures may not be comparable to similarly titled measures of other companies. However, we believe these non-GAAP financial measures provide useful information to investors because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. See Appendix beginning on page 43 for reconciliation of non-GAAP measures. LQA Combined Adjusted EBITDA and related figures do not reflect pro forma adjustments prepared in accordance with SEC rules. The LQA Combined Adjusted EBITDA figures presented herein are calculated by adding together Kodiak’s LQA Q3 2023 Adjusted EBITDA, CSI’s LQA Q3 2023 Adjusted EBITDA and $20 million of annual run-rate synergies. Industry & Market Data. The market data and certain other statistical information used throughout this presentation are based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in these publications. This presentation contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 2

Today's Presenters



Mickey McKee
President & Chief Executive Officer
Years in Kodiak: 13 years
Industry experience: 20 years

- Formed Kodiak in 2010
- Previously held positions as the SVP of Sales and Marketing / Engineering and Fleet Management for CDM Resource Management



John Griggs
Chief Financial Officer
Years in Kodiak: 1 year
Industry experience: 23 years

- Joined Kodiak in January 2023
- Previous CFO roles at Circulus Holdings, Conquest Completion Services and Rubicon Oilfield International
- Prior senior roles in energy private equity, energy lending, and energy investment banking



Jason Stewart CFA, CPA
EVP of Corporate Development and Treasurer
Years in Kodiak: 7 years
Industry experience: 21 years

- Has served as EVP of Corporate Development since joining Kodiak in 2016
- Previously CEO at Themis Capital Corporation and CFO of Enerven Compression
- Held senior structuring and origination roles at SunTrust Robinson Humphrey, CIT Energy and PNC Business Credit



Graham Sones
VP of Investor Relations
Years in Kodiak: 4 years
Industry experience: 8 years

- Senior leader in various lending financial institutions spanning 18 years, most notably CIT Group and Bank of America, with 4 years dedicated to companies in the energy sector, including Kodiak
- Significant experience in public accounting firms such as KPMG and Arthur Andersen

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Table of Contents Executive Summary 1 Company Overview 2 Transaction Overview 3 Industry Overview 4 Credit Highlights 5 Financial Summary 6 Appendix 7 KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n

Executive Summary

Executive Summary

KODIAK GAS SERVICES

Kodiak's Acquisition & Financing of CSI Compressco LP

- Kodiak Gas Services, Inc. (NYSE: KGS) ("Kodiak" or "KGS") is one of the largest contract compression services providers in the United States with a revenue-generating fleet of approximately 3.2 million horsepower
  - Focused contract compression services provider to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities and multi–well gas lift applications
- On December 19, 2023, Kodiak executed a definitive agreement to acquire CSI Compressco LP (NASDAQ: CCLP) ("CSI" or "CCLP") in an all-equity transaction (the "Acquisition") for a purchase price of $854 million, based on the closing Kodiak share price on December 18, 2023
  - Highly complementary compression assets
  - Expected annual run-rate cost synergies of at least $20 million
- The Acquisition is expected to create the largest contract compression fleet in the U.S. on a pro forma basis[1]
  - Approximately 4.3 million revenue-generating horsepower[2], with an average age of approximately 6 years[3]
  - 74% of fleet greater than 1,000 HP
  - 97% fleet utilization
  - LQA Q3 2023 combined Revenue and Adjusted EBITDA[4] of approximately $1,323 million and $596 million[5], respectively
- Kodiak is proposing to issue $750 million of Senior Unsecured Notes
  - Conservatively leveraged, with LQA Q3 2023 combined net secured and total leverage of 2.9x and 4.1x, respectively
  - Extensive, in-demand fleet generates strong Asset Coverage[6] of 1.5x
  - Stable cash flows generated LQA Combined Adj. EBITDA / LQA Q3 2023 Interest Coverage of 3.4x[7]
  - Acquisition is expected to close in Q2 2024 following the receipt of regulatory approvals and the completion of other customary closing conditions

[1] Based on total pro forma horsepower as of 9/30/23; [2] Sum of Kodiak revenue-generating horsepower and CSI horsepower in service plus committed horsepower as of 9/30/23; [3] Kodiak pro forma figure as of 9/30/2023, includes CSI U.S. reciprocating units only, excludes units with unknown date of manufacture; [4] See Appendix beginning on page 43 for reconciliation of non-GAAP measures; [5] LQA Q3 2023 combined adjusted EBITDA ("LQA Combined Adj. EBITDA") and related figures do not reflect pro forma adjustments prepared in accordance with SEC rules, $596 million includes an estimated $20 million of annual run-rate synergies. The LQA Combined Adj. EBITDA figures presented herein are calculated by adding together Kodiak's LQA Q3 2023 Adjusted EBITDA, CSI's LQA Q3 2023 Adjusted EBITDA and $20 million of annual run-rate synergies; [6] Please refer to page 36 for detail; [7] Reflects LQA Combined Adj. EBITDA (including synergies) of $596 million, divided by combined, annualized nine months ended 9/30/2023 pro forma cash interest expense, as provided in the S-4 and further adjusted for a 7.75% senior notes coupon, of $176 million. Interest Coverage calculated in accordance with the ABL Credit Agreement

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Transaction Overview And Capitalization Summary

KODIAK GAS SERVICES

KODIAK WILL REMAIN CONSERVATIVELY CAPITALIZED FOLLOWING THE ACQUISITION

Sources and Uses

Sources

($ in millions)	Amount
Issuance of Kodiak Shares for CCLP Equity (as of 1/18/2024)	$266
New Senior Notes	750
Total Sources	**$1,016**

Uses

($ in millions)	Amount
Acquire CCLP Equity (as of 1/18/2024)	$266
Repay CCLP Debt[1,2]	643
Repay Kodiak ABL Facility	68
Executive Severance	6
Fees & Expenses	33
Total Uses	**$1,016**

Pro Forma Capitalization

($ in millions)	9/30/2023 Kodiak	9/30/2023 CCLP	Adj.	9/30/2023 Combined[5]
Cash & Cash Equivalents	$6	$16	-	$22
Kodiak ABL due 2028 ($2,200mm)	1,789	-	(68)	1,721
CCLP Debt due 2025 and 2026[1,2]	-	643	(643)	-
Total Secured Debt	**$1,789**	**$643**	**($711)**	**$1,721**
New Senior Notes due 2029	-	-	750	750
Total Debt	**$1,789**	**$643**	**$39**	**$2,471**
Common Equity (as of 1/18/2024)[3]	1,703	247	19	1,968
Total Capitalization	**$3,492**	**$890**	**$57**	**$4,439**
Operating Statistics				
LQA Combined Adj. EBITDA[4]	$440	135		$576
Run-Rate Synergies			20	$20
LQA Combined Adj. EBITDA				$596
Credit Statistics				
Net Secured Debt / LQA Combined Adj. EBITDA	4.0x			2.9x
Net Debt / LQA Combined Adj. EBITDA	4.0x			4.1x

[1] Includes breakage costs of approximately $8.6mm; [2] To the extent the Senior Notes settle prior to the Acquisition closing date, proceeds will be used to repay Kodiak ABL borrowings. The Kodiak ABL would be drawn to repay the CCLP debt balance on the Acquisition closing date; [3] Assumes share price of $21.64 for KGS and $1.73 for CCLP as of 1/18/2024; [4] See Appendix beginning on page 43 for reconciliation of non-GAAP measures; [5] LQA Combined Adj. EBITDA and related figures do not reflect pro forma adjustments prepared in accordance with SEC rules

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Pro Forma Organizational Structure


Kodiak Public Shareholders
CCLP Public Shareholders
Spartan Energy & Other CCLP Electing Shareholders[1, 2]
86.3%
5.5%
8.2%[3]
Common Shares (Vote + Economic)
Common Shares (Vote + Economic)
Preferred Shares (Vote Only)
OpCo Units (Economic Only)
Kodiak Gas Services, Inc. ("Kodiak" or "Parent")
Existing Kodiak ABL ($2,200 million)
91.8%
Kodiak Gas Services, LLC ("OpCo" or "Issuer")
New Sr. Unsecured Notes ($750 million)
100%
Kodiak Subsidiaries
CCLP Subsidiaries
Issuer
Guarantors
Shareholders
Restricted Group

[1] Spartan Energy, a Texas based private company founded in 2010, is a global provider of gas treating, compression and processing services. Spartan is the controlling shareholder of CCLP through its GP interest. Spartan's majority owner is Silverhawk Capital Partners; [2] Spartan Energy & Other CCLP Electing Shareholders will own OpCo Units and an equal number of shares of Preferred Shares of Kodiak. These shareholders will have the equal percentage voting and economic rights through these instruments. The Preferred Shares will have equal voting rights to Common Shares of Kodiak but no economic rights. The OpCo Units provide economic rights, but no voting rights; [3] Assumes all eligible shareholders elect to participate in Up-C structure consideration

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Summary Indicative Senior Unsecured Notes Terms

Parent:	Kodiak Gas Services, Inc.
Issuer:	Kodiak Gas Services, LLC
Issue:	$750 million Senior Unsecured Notes (the "Notes")
Guarantors:	Parent and each of Parent's Subsidiaries (other than the Issuer) that is a borrower or guarantor under the ABL Credit Agreement
Use of Proceeds:	To repay existing indebtedness of CSI and the Issuer and to pay related fees and expenses[1]
Tenor:	5-Year
Call Protection:	• Non-callable for 2 years • T+50bps make-whole premium during non-call period • First call at par + 50% coupon, stepping down ratably to par in year 5
Equity Clawback:	40% of aggregate principal amount
Special Mandatory Redemption:	If the Acquisition does not occur on or prior to January 1, 2025, Kodiak will be required to redeem 100% of the Notes at par plus accrued and unpaid interest
Negative Covenants:	Usual and customary for Senior Unsecured Notes transactions of this nature
Change of Control:	101% Change of Control Put if Issue downgraded by at least two Rating Agencies
Distribution:	144A for life

[1] To the extent the Notes settle prior to the Acquisition closing date, proceeds will be used to repay Kodiak ABL borrowings. The Kodiak ABL would be drawn to repay the CCLP Debt balance on the Acquisition closing date

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Company Overview

Evolution of Kodiak into Market Leader

KODIAK GAS SERVICES

May 2010
Kodiak Gas Services founded

June 2011
Kodiak partners with the Stephens Group

January 2012
Kodiak deploys its first two compressors

February 2019
EQT acquires Kodiak from the Stephens Group

October 2019
Kodiak acquires Pegasus Optimization Managers

June 2023
Kodiak prices ~$294 million 100% primary initial public offering

KGS LISTED NYSE

December 2023
Kodiak announces CSI acquisition

February 2024
Expected $750 million Notes issuance

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Kodiak Overview

KODIAK GAS SERVICES

LEADING PROVIDER OF DOMESTIC ENERGY INFRASTRUCTURE

AT-A-GLANCE

- NYSE: KGS
- Shares Outstanding: 77.4 million
- Market Cap: $1.7 billion[1]
- Enterprise Value: $3.5 billion[1]
- LQA Q3 2023 Adj. EBITDA: $440 million[2]
- Net Debt / LQA Q3 2023 Adj. EBITDA: 4.0x[2]



Powder River Basin
216k HP
7%
DJ Basin
50k HP
2%
Appalachian Basin
80k HP
2%
Mid-Continent
105k HP
3%
Other Key Basins
42k HP
1%
Haynesville / Cotton Valley
18k HP
1%
Permian Basin
2,272k HP
71%
Eagle Ford
427k HP
13%
x% Of Revenue-Generating HP[2]

By the Numbers:

- 3.2mm Revenue Generating HP[3]
- Large HP-Focused Fleet with 1,058 HP/Unit Average[3]
- Fixed Revenue Contracts
- 11.6% 2020A–Q3 2023 Adj. EBITDA CAGR[4]
- >50% of Customer Base is Rated Investment Grade[5]
- 99%+ 4-Year Average Utilization[6]
- 0.28% Bad Customer Write-Offs[7]

Source: Company filings, Kodiak Management, Bloomberg; [1] Based on KGS stock price as of 1/18/2024; [2] Reflects status quo Kodiak figures as of 9/30/2023. See Appendix beginning on page 43 for reconciliation of non-GAAP measures; [3] As of 9/30/2023; [4] Reflects LTM Q3 2023 Adjusted EBITDA figures; [5] Reflects percent of Q3 2023 Compression Operations revenue derived from Investment Grade rated customers per Kodiak Management; [6] Reflects average of Q3 2019 – Q3 2023 monthly utilization; [7] Reflects 2015 – Q3 2023 bad debt expense as percentage of total revenue

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Purpose-Built, Standardized Compression Fleet KODIAK’S FOCUS ON LARGE, EXPERTLY-MAINTAINED UNITS DESIGNED FOR LIQUIDS-RICH BASINS HAS RESULTED IN A PURPOSE-BUILT, STANDARDIZED COMPRESSION FLEET 1 Fleet by HP Size (% of Total HP) End-of-Period Revenue-Generating HP (000’s) & Avg. HP / Unit Revenue-Generating HP in Fleet (at period end) 4,000 1200 Avg. HP / Unit 1,058 1,037 1100 1,011 995 3,000 1000 19% 900 2,000 800 >1,000 HP 3,210 3,132 2,933 2,747 700 <1,000 HP 1,000 81% 600 0 500 2020A 2021A 2022A Q3 2023A 1 2 End-of-Period Total Horsepower Utilization $/HP-Month 100% $20.00 $15.00 90% 99.9% 99.9% 99.9% $10.00 99.2% $19.38 $18.20 $17.55 $16.05 80% $5.00 70% $0.00 2020A 2021A 2022A Q3 2023A 2020A 2021A 2022A Q3 2023A 1 2 Source: FactSet, Kodiak Management, company filings and investor presentations. Fleet data as of 9/30/2023; Revenue-generating horsepower divided by total fleet horsepower; Average contracted fee $ / HP-month calculated using LQA Compression Operations revenue and period-ending revenue-generating HP KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 13

Transaction Overview

Financially Accretive Pathway to Industry Leadership

KODIAK GAS SERVICES

Acquisition Highlights

- On December 19, 2023, Kodiak announced an all-equity acquisition of CSI Compressco LP valued at **$854 million** (based on December 18th market prices)
- Purchase price at announcement represents **~6.6x multiple** of CSI LTM Q3 2023 Adj. EBITDA[2]
- Expected to create largest domestic contract compression fleet with **4.2 million revenue-generating horsepower**[1]
- Expected to close in **Q2 2024**

Largest Fleet in North America

Kodiak ~3.2mm HP + CSI ~1.0mm HP = **~4.2mm Revenue-Generating HP[1]**

Largest Operator in Permian Basin

Kodiak ~2.3mm HP + CSI ~0.5mm HP = **~2.8mm Permian HP**

Highest Utilization Among Peers

Kodiak 99.9% Utilization + CSI 87.6% Utilization = **96.6% Utilization**

[1] Sum of Kodiak revenue-generating horsepower and CSI horsepower in service plus committed horsepower less international horsepower as of 9/30/2023; [2] Excludes synergies

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Key Transaction Benefits

KODIAK GAS SERVICES

Attractive Transaction Economics	❑ Enhanced cash flows help achieve leverage goal of 3.5x by year end 2025 ❑ Over $20 million of high-confidence expected annual cost synergies ❑ Transaction value of ~6.6x CSI LTM Q3 2023 Adjusted EBITDA, excluding synergies ❑ Expected to be accretive to Discretionary Cash Flow and Free Cash Flow per share
Complementary Compression Assets	❑ Increases size and scale of fleet ❑ Opportunity to generate higher utilization across CSI's fleet ❑ Investments in large HP units and divestiture of small HP units have high-graded CSI's fleet
Deepen Geographic Footprint and Expand Customer Base	❑ Presence in the Permian Basin and Eagle Ford Shale augments Kodiak's existing footprint ❑ Fixed-revenue contracts with blue-chip customers ❑ Limited customer overlap
Natural Extension of Diversified Service Offerings	❑ Broader service offerings via CSI's natural gas treating / cooling and aftermarket services ❑ Potential for cross-selling opportunities

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CSI Business Overview

KODIAK GAS SERVICES

CSI IS A LEADING GLOBAL PROVIDER OF NATURAL GAS COMPRESSION, TREATING, COOLING, AND RELATED MIDSTREAM SERVICES

Segment Overview[1]

Natural Gas Compression[2]
(73% of LTM Revenue)

- Movement through pipelines and facilities
- Natural gas engine or electric motor driven

After Market Services (AMS)
(22% of LTM Revenue)

- Field and shop maintenance / repair of customer-owned units
- Compression parts sales

Natural Gas Treating / Cooling[4]
(4% of LTM Revenue)

- Amine treating removes contaminants (H_2S / CO_2)
- Gas coolers lower the temperature of hot natural gas, separating out valuable liquids

CSI Operations






Total Horsepower by Geography[3]



International
5%
East
3%
West
4%
Northern Rockies
7%
South Texas
15%
Mid-Continent
18%
Permian
48%

Source: CSI Management, Kodiak Management, CSI filings and investor presentations; [1] As of 9/30/2023 per CSI filings. Excludes equipment sales segment which is 0.46% of LTM Revenue; [2] Natural gas compression refers to Contract services as disclosed on CSI's Q3 2023 10Q; [3] Total horsepower as of 9/30/2023 per November 2023 CSI investor presentation; [4] Natural Gas Treating / Cooling refers to Equipment rentals as disclosed on CSI's Q3 2023 10Q

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Pro Forma Horsepower CSI CSI 70k HP Northern Rockies 71k HP 2 Other 336k HP Kodiak 211k HP Kodiak 266k HP 140k HP CSI CSI 190k HP Mid-Continent 48k HP International 295k HP Kodiak 48k HP Kodiak 105k HP None CSI CSI 157k HP Eagle Ford 507k HP Permian 583k HP Kodiak 2,779k HP Kodiak Kodiak Headquarters 427k HP 2,272k HP CSI Headquarters Pro Forma HP by Geography Mid- International Other 1% Continent 5% 7% CSI Northern 1,043k HP Total Revenue-Generating Rockies 8% 1 Kodiak 4,253k HP 3,210k HP Eagle Ford 14% Permian 65% 1 2 Reflects revenue-generating horsepower for Kodiak and operating horsepower plus committed horsepower for CSI as of 9/30/2023; Other category comprised of CSI figures identified as East and West, and Kodiak figures identified as Appalachia, Haynesville, and Other KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 18

Pro Forma Peer Comparison

KODIAK GAS SERVICES

Key Operating Statistics by Company

(HP in millions)

North American Contract Compression Market
16.3mm HP (~27% of Total NA Compression Market)[4]
Pro Forma Kodiak
4.2mm HP[1] (~7% of Total NA Compression Market)



4.2[1]
3.6[2]
3.4[1]
3.2[3]
1.0[2]
0.9[4]
0.5[3]
0.4[4]
0.4[1]
0.3[4]
2.7[4]
KODIAK
COMPRESSCO LP
Archrock
USA COMPRESSION
KODIAK GAS SERVICES
COMPRESSCO LP
J-W
AXIP ENERGY SERVICES
ENERFLEX
TOPS LLC
Other

Public or Private	Public	Public	Public	Public	Public	Private	Private	Public	Public	Private	-
Basin Focus	Permian & Eagle Ford	Ark-La-Tex, Permian, SCOOP/STACK	Ark-La-Tex, Northeast, Mid-Con, Permian	Permian & Eagle Ford	Permian, South TX, Mid-Con	Bakken, Eagle Ford, Permian, SCOOP/STACK	Permian, Eagle Ford, Mid-Con	Permian, Barnett, Other	Permian	Global	-
Utilization (EOP Q3'23)	97%	96%	94%	100%	88%	N/A	N/A	N/A	79%	N/A	-
% MTM Contracts	11%	24%	23%	7%	27%	N/A	N/A	N/A	69%[5]	N/A	-

Source: Company websites, investor presentations, Kodiak Management, presentations, public filings and Spears & Associates; [1] Sum of Kodiak revenue-generating horsepower and CSI horsepower in service plus committed horsepower less international horsepower as of 9/30/2023; [2] Reflects operating horsepower as of 9/30/2023; [3] Revenue-generating horsepower as of 9/30/2023; [4] Data per Spears & Associates as of October 2023; [5] As of 12/31/2022; calculated by dividing the total number of units subject to MTM contracts by the total number of units

KODIAK GAS SERVICES January 2024 Investor Presentation | 19

Kodiak Peer Comparison Summary (Credit Metrics)

KODIAK'S COMBINED BUSINESS AND FINANCIAL CHARACTERISTICS ARE COMPARABLE TO LEADING RATED PLAYERS IN GAS COMPRESSION SERVICES

		Kodiak Gas Services Combined[1]	Archrock	USA Compression
Financial *($ millions)*	LQA Q3 2023 Revenue	**$1,323**	$1,014	$868
	LQA Q3 2023 Adj. EBITDA[2]	**$596**	$481	$521
	Combined Compression Operations Adjusted Gross Margin[2]	**61%**	64%[3]	66%[3]
	LQA Q3 2023 FCF[2, 4]	**$81**	$72	$36
Customers	Revenue From Top 10 Customers	**42% of Revenue[5]**	55% of Revenue[6]	38% of Revenue[7]
	Top 10 Customer Credit Quality	**70% Investment Grade[8]**	60% Investment Grade[8]	*not disclosed*
	Percentage of Revenue Under MTM Contract	**11%**	24%	23%
Debt	Corporate Ratings (Moody's / S&P / Fitch)	**TBD**	B1 / B+ / NR	B1 / B+ / BB
	Net Debt / LQA Q3 2023 Adj. EBITDA	**4.1x**	3.8x[9]	4.4x
	LQA Q3 2023 Adj. EBITDA / Interest Coverage Ratio	**3.4x[10]**	4.3x	3.1x
	Target Leverage	**3.0-3.5x**	3.0-3.5x	4.0x

Source: Company filings, Kodiak Management, and investor presentations and Bloomberg as of 1/10/2024; [1] Pro forma for Acquisition and Senior Unsecured Notes Offering, includes $20.2mm in expected run-rate cost synergies; [2] Please see Appendix beginning on page 43 for reconciliation of non-GAAP measures; [3] Reflects "Contract operations gross margin percentage" per filings; [4] Reflects discretionary cash flow minus growth capex; [5] Reflects TTM combined top customer revenue divided by TTM combined total revenue as of 9/30/2023. TTM combined total revenue calculated as the sum of TTM KGS status quo Compression operations revenue and TTM CSI status quo total revenue; [6] Reflects YTD 2023 Contract Operations Revenue as of 12/5/2023; [7] Represents recurring revenues for the six months ended 6/30/2023; [8] Reflects % of Top Ten customers by number; [9] Per AROC Q3 2023 8-K; [10] Reflects LQA Combined Adj. EBITDA (including synergies) of $596 million, divided by combined, annualized nine months ended 9/30/2023 pro forma cash interest expense, as provided in the S-4 and further adjusted for a 7.75% senior notes coupon, of $176 million. Interest Coverage calculated in accordance with the ABL Credit Agreement

KODIAK GAS SERVICES

January 2024 Investor Presentation | 20

Industry Overview

Compression Required Throughout U.S. Energy Value Chain

KODIAK GAS SERVICES

GAS COMPRESSION IS MISSION-CRITICAL TO NATURAL GAS & OIL PRODUCTION

Centralized Gas Lift



Large horsepower, centralized facilities used to pressurize gas lift systems for field-wide reinjection to lift oil

Gathering Systems



Large scale gathering facilities to collect natural gas and boost pressure into processing facilities or trunk lines

Gas Processing



Compress natural gas to processing facility pressures

Recompress natural gas at plant outlet for transmission to end-users

KODIAK GAS SERVICES

January 2024 Investor Presentation | 22

Global Demand for Natural Gas/Oil > Population Growth ▪ EIA projects that population growth combined with increased per capita energy consumption will drive a 34% 1 increase in global energy consumption from 2022 to 2050 ▪ Renewables will play a role, but natural gas and oil consumption are projected to increase 25% over this 1 period and outpace population growth Global Natural Gas and Liquid Fuels Consumption and Population, 2022 - 2050 450 12 400 10 350 300 8 250 6 200 150 4 100 2 50 0 0 2022 2025 2030 2035 2040 2045 2050 Liquid fuels Natural gas Total World Population 1 Source: U.S. Energy Information Administration (“EIA”); International Energy Outlook 2023 (Reference case) KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 23 Quadrillion BTUs Billions of People

U.S. LNG – Clean, Secure & Affordable Energy for the World U.S. LNG Exports, 2015 - 2050, LNG Export Capacity Current U.S. Dry Gas Production ≈ 104.5 Bcf/d 50 Approved + 13.2 Bcf/d 40 Under Construction + 16.9 Bcf/d 30 20 In Service = 14.4 Bcf/d 10 - 2015 2020 2025 2030 2035 2040 2045 2050 Reference Case High LNG Case Fast Builds Plus High LNG Price Source: Federal Energy Regulatory Commission (FERC); EIA KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 24 Bcf/d

Compression Market Must Grow to Meet U.S. Gas Demand ▪ Spears & Associates estimates the total U.S. gas compression market at ~57 million horsepower in 2023 ▪ This implies “compression intensity” of ~560k horsepower per Bcf/d of U.S. dry gas production ▪ Feedgas to supply LNG export terminals under construction will drive significant incremental compression demand ▪ At current compression intensity, ~17 million HP of compression will be needed to supply the LNG plants under construction and approved by FERC U.S. Natural Gas Market 150 80 74 67 57 million HP = 70 125 ~560k HP per Bcf/d 57 60 100 50 46 75 40 132 119 30 102 50 100 95 93 92 84 20 74 74 72 25 10 0 - Plus Plus 2015 2016 2017 2018 2019 2020 2021 2022 2023 Existing + Existing + L LNG NG Un Und de er r L LNG NG Un Und de er r Con Cons stru truc cti tio on n Con Cons stru truc cti tio on n US Dry Gas Production Total Installed Compression HP & Approved & Approved Source: Spears & Associates The Upstream Gas Compression Market: October 2023; Kodiak Management estimates KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 25 Bcf/d million HP

Kodiak Compression Fleet is Well-Positioned

KODIAK GAS SERVICES


Kodiak Owned Units
Permian
Eagle Ford
Sabine Pass
Port Arthur
Golden Pass
Freeport
Cameron
Calcasieu Pass
Plaquemines
Corpus Christi
Rio Grande
Terminal Status
In Service
Under Construction

U.S. LNG Export Capacity (Bcf/d)	
In Service	14.4
Under Construction	16.9
Approved	13.2
Potential Capacity	44.5

>90% of potential export capacity located on Gulf Coast

Source: FERC, Kodiak Management estimates

KODIAK GAS SERVICES January 2024 Investor Presentation | 26

Credit Highlights

Key Credit Highlights

KODIAK GAS SERVICES

1. Stable cash flows through commodity price cycles
2. Contract structure contributes to cash flow visibility
3. Differentiated operating approach results in longer-term relationships with blue chip customers
4. Extensive fleet provides strong asset coverage for bondholders
5. Conservatively capitalized with a focus on living within cash flow
6. Experienced management team supporting one of the industry's most capable workforces

Source: Kodiak Management

KODIAK GAS SERVICES

January 2024 Investor Presentation | 28

1 Steady Cash Flows in Most Commodity Price Environments Quarterly Compression Operations Adjusted Gross Margin COVID-19 Pandemic 99.6% 99.8% 99.9% 99.9% 99.6% 99.7% 99.9% 99.9% 99.9% 99.9% 99.0% 99.0% 99.1% 900 98.3% 96.8% 1 1 1 779 765 1 755 750 1 728 $121 1 1 14.0 $117 120 673 $115 1 700 $112 1 $108.87 623 1 $108 1 $105 $104 674 $104 1 12.0 1 $94.53 $97 $93.75 10 1 0 $95 $94 1 586 1 $86.49 $89 $88 470 500 1 $86 521 $82.62 $82.25 $84 1 417 10.0 1 $77.29 $76.14 1 80 1 $70.75 348 1 $7.98 $65.97 1 1 $7.42 8.0 1 265 261 300 $57.68 1 0 60 0 0 $5.60 $46.01 0 6.0 $42.52 0 $40.82 $4.76 $4.64 0 $4.33 0 40 0 100 0 $28.30 $3.39 4.0 0 $2.93 0 $2.84 $2.68 $2.59 0 $2.51 0 $1.97 $1.91 0 $1.70 20 0 2.0 0 -100 0 0 0 0 0 0 - 0 0 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 0 0 -300 Kodiak Compression Operations Adj. Gross Margin ($mm) Average WTI Crude Oil Price ($/bbl) Average Henry Hub Price ($/MMBtu) 1 Utilization Rig Count 1 Source: Company filings, FactSet; Note: Adjusted Gross Margin is a non-GAAP financial measure; please see Appendix beginning on page 43 for reconciliation of non-GAAP measures; Reflects end-of-quarter U.S. total rig count, including oil, gas and miscellaneous rigs, per Baker Hughes KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 29

1 Steady Growth Results in Industry-Leading Utilization 1, 2 End-of-Period Revenue-Generating HP by Company (in thousands) 3,926 3,608 3,448 3,396 3,388 3,310 3,247 3,210 3,200 3,132 2,997 2,933 2,964 2,747 2,601 Q3 2019 Q3 Q3 2019 2020 2021 2022 2020 2021 2022 2019 2020 2021 2022 2023 2023 2023 End-of-Period HP Utilization by Company 99.4% 99.2% 99.9% 99.9% 99.9% 96.0% 93.7% 93.0% 93.9% 91.8% 89.0% 84.0% 82.8% 82.7% 82.0% 2019 2020 2021 2022 Q3 2023 3 USAC AROC COVID-19 Pandemic 1 2 3 Kodiak’s 2019 HP shown pro forma for Pegasus acquisition; AROC HP reflects total operating HP (at period end); Peak Impact of COVID-19 Pandemic is defined as Q1 2020 through Q2 2021 KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 30

1 Compression Sector Durability during COVID-19 DURING THE COVID-19 PANDEMIC, KODIAK’S PEERS CONTINUED TO SERVICE THEIR DEBT Adjusted EBITDA & Adjusted EBITDA / Interest Coverage $200 0.6 $0.53 $0.53 $0.53 $0.53 $0.53 $0.53 $0.53 $0.53 0.16 $180 ($ in millions) ($ in millions) 0.5 0.14 4.5x $160 3.9x 3.8x $140 0.12 $140 3.6x 3.5x 0.4 3.4x 3.3x 3.3x 3.3x 3.2x 3.1x 3.1x 3.1x 3.1x $120 3.0x 3.0x 0.1 0 $100 .3 0.08 $80 0.06 $70 0.2 $60 $113 $113 $106 $105 $104 $98 $100 $100 $100 $99 $101 $98 0.04 $92 $89 $87 $83 $40 0.1 0.02 $20 $0 0 $0 0 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 1 1 Adjusted EBITDA Adjusted EBITDA / Interest Coverage Adjusted EBITDA / Interest Coverage Adjusted EBITDA Total Debt & Leverage ($ in millions) ($ in millions) 4.7x 5.0x 5.0x 4.9x 5.0x 5.0x 4.8x $2,500 4.7x $2,500 4.6x 4.6x 4.6x 4.5x $5.0 $5.0 4.2x 4.2x 4.1x $4.5 3.9x $4.5 $2,000 $2,000 $4.0 $4.0 $3.5 $3.5 $1,500 $1,500 $3.0 $3.0 $2.5 $2.5 $1,000 $1,000 $1,972 $1,949 $1,978 $1,948 $1,981 $1,991 $2.0 $1,934 $1,923 $2.0 $1,831 $1,823 $1,746 $1,708 $1,638 $1,630 $1,547 $1,533 $1.5 $1.5 $500 $1.0 $500 $1.0 $0.5 $0.5 $0 $0.0 $0.0 $0 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Total Debt Total Debt / Adjusted EBITDA Leverage Total Debt Total Debt / Adjusted EBITDA Leverage 1 Source: Public filings; Calculated as quarterly Adjusted EBITDA divided by quarterly interest expense KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 31

2 Contract Structure Supports Cash Flow Visibility 1 Fixed monthly revenue with multi-year terms 2 Annual Producer Price Index rate adjustments 3 Advance billing improves working capital cycle 4 98% mechanical availability guarantee 5 Customer bears mobilization and demobilization costs Kodiak Status Quo Percent of Month-to-Month Contracts Kodiak Status Quo Weighted Average Contract Term (months) 35 7% 2023 Typical Contract Term: 3–5 years 20 93% HP on Month-to-Month Contract HP with Remaining Contract Term Remaining Contract Term Initial Contract Term KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 32

3

Kodiak's Operating Strategy Is Designed to Maximize Uptime

KODIAK GAS SERVICES

KODIAK'S RIGOROUS ENGINE AND COMPRESSOR MAINTENANCE PROGRAM, STRONG WORKFORCE AND DISTRIBUTED SPARE PARTS INVENTORY SYSTEM MATERIALLY DIFFERENTIATE ITS OPERATIONS

- Data-driven, preventative maintenance strategy
- Program systemically ensures that unit engines are effectively "zero-houred" every ~10 years
- Standardized equipment optimizes efficiency of maintenance program

Investing in the Capabilities of our Teammates

~19,000
Hours of Technical Training in 2023

~1,000
Hours of Professional Training in 2023

~1,800
Hours of Compliance Training in 2023

~13,500
Hours of EH&S Training in 2023

Inventory System Designed to Minimize Downtime


Kodiak Unit
Inventory Storage Locations

Positioning spare parts in close proximity to units maximizes run-time

Kodiak's customer-centric operating model will be leveraged to create value across the CSI portfolio

KODIAK GAS SERVICES
January 2024 Investor Presentation | 33

3 Superior Performance

KODIAK GAS SERVICES

Premier Mechanical Availability[1, 2]



Monthly Kodiak Mechanical Availability
Avg. Kodiak Mechanical Availability
COVID-19 Pandemic
Winter Storm Uri
100.0%
99.0%
98.0%
97.0%
96.0%
95.0%
Mar 2019
Sep 2019
Mar 2020
Sep 2020
Mar 2021
Sep 2021
Mar 2022
Sep 2022
Mar 2023
Sep 2023
Average 4-year mechanical availability of ~99.5%

Illustrative Impact of Mechanical Availability on Customer Revenues[1, 2]

Gas lift in oil production

Mechanical Availability	% Below Kodiak	Monthly Customer Revenue Risk	Total Annualized Revenue Risk
99.5%	0.0%	NA	**NA**
99.0%	0.5%	($47,906)	**($574,875)**
98.5%	1.0%	($95,813)	**($1,149,750)**
98.0%	1.5%	($143,719)	**($1,724,625)**
97.0%	2.5%	($239,531)	**($2,874,375)**
96.0%	3.5%	($335,344)	**($4,024,125)**
95.0%	4.5%	($431,156)	**($5,173,875)**

Customers are willing to pay a premium for higher mechanical availability

Source: Kodiak Management; Note: Mechanical availability reflects downtime that is incurred as a result of Kodiak's operations only, including mechanical shutdowns, maintenance, repair or overhauls; Any downtime not caused by Kodiak is not included in the calculation of downtime; [1] Assumes one 3516 compressor unit (1380 HP) located on a wellpad and supporting 10 gas-lifting wells, with 450 Bbl/d production limit per well, resulting in total of 4,500 Bbl/d @ 30.4 days per month; [2] Assumes $70 / Bbl crude pricing

KODIAK GAS SERVICES
January 2024 Investor Presentation | 34

3 Premier Customer Base Supports Superior Growth 1 2 Top 5 Pro Forma Customer Overview Pro Forma Customers by Type Top 5 Customer Customer Customer Customer Customer 1 customers A B C D E Credit rating BBB+ A- BBB A BBB- 55% 45% % of Revenue as 8.8% 5.8% 5.3% 4.4% 4.1% of Q3 2023 Length of relationship 10+ 10+ 10+ 10+ 10+ (years) Upstream Midstream 1 2 Source: Kodiak Management; Customers ranked according to % of pro forma TTM revenue as of September 30, 2023; By HP as of September 30, 2023 KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 35

4 Fleet Detail – Asset Coverage EXTENSIVE PRO FORMA FLEET PROVIDES STRONG ASSET COVERAGE TO BONDHOLDERS ($ in millions) 1 A/R 172 Current 1 Assets Inventories 117 2 Fleet Detail 2,3,4 Gross Fleet (Orderly Liquidation Value – In Place) 3,554 Units HP Fleet Less: Liquidation Expenses (89) 6,946 4,138,885 Compression 2,3,4 Net Fleet (Orderly Liquidation Value – In Place) 3,465 Production / Processing 562 N/A & Treating Total Net Asset Base 3,754 Asset 5 Coverage Total Debt 2,471 Asset Coverage 1.5x 92.3% of Kodiak’s pro forma asset base is comprised of its high-quality, long-lived compression fleet 1 2 3 Per Company filings, as of 9/30/2023; Per Tiger Asset Intelligent Compression Fleet Appraisal Reports, as of 6/30/2022 (KGS) and 5/31/2023 (CCLP); Orderly Liquidation Value – In Place (OLV-IP) is an asset-based lending concept defined as an estimated amount the target asset could typically realize if sold in a bundled, privately negotiated, competitive sale over a 6- 4 5 to 12-month time period; Includes both Compression and Production/Processing & Treating Fleet; Please refer to page 7 for detail KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 36

5 Capital Allocation Framework

KODIAK GAS SERVICES

Adjusted EBITDA

Stable and growing cash flow base insulated from short-cycle commodity price swings

(-)

Cash Interest

80% of pro forma debt either fixed rate or swapped to fixed

Cash Taxes

~$2B NOLs provide tax shield through 2030

Maintenance Capex

Estimated ~5-8% of revenues; predictable based on fleet age and hours

80% of pro forma debt either fixed rate or swapped to fixed, large NOL balance and predictable maintenance capex

(=) **Discretionary Cash Flow**

Conservative, prudent, well-covered dividend, balanced against investments in business and de-levering to target leverage ratio

(-) **Cash Dividends**

Expected dividend coverage of > 2x

(-) **Growth Capex**

High-return capital deployment alongside blue-chip customers within free cash flow

(=) **Cash Flow Positive**

Target Leverage Ratio of 3.0 – 3.5x

Publicly-announced leverage target of 3.5x by end of 2025

Contracted nature of Kodiak's business enables Kodiak to halt dividend payments or capex to instead pay down debt in a downside market scenario

KODIAK GAS SERVICES

January 2024 Investor Presentation | 37

6 Leadership Team is One of the Best in the Industry

KODIAK GAS SERVICES

THE KODIAK LEADERSHIP TEAM AVERAGES ~20 YEARS OF INDUSTRY EXPERIENCE



Mickey McKee
President & Chief Executive Officer
Years in Kodiak: 13 years
Industry experience: 20 years

- Formed Kodiak in 2010
- Previously held positions as the SVP of Sales and Marketing / Engineering and Fleet Management for CDM Resource Management



John Griggs
Chief Financial Officer
Years in Kodiak: 1 year
Industry experience: 23 years

- Joined Kodiak in January 2023
- Previous CFO roles at Circulus Holdings, Conquest Completion Services and Rubicon Oilfield International
- Prior senior roles in energy private equity, energy lending, and energy investment banking



Chad Lenamon
Chief Operations Officer
Years in Kodiak: 6 years
Industry experience: 25+ years

- Joined Kodiak from Pegasus in 2019
- Prior to Kodiak, was the CEO of Pegasus Optimization Managers and, prior to that, President of CDM Resource Management



Kelly Battle
Chief Legal Officer, Chief Compliance Officer & Corporate Secretary
Years in Kodiak: 1 year
Industry experience: 19 years

- Has served as EVP and General Counsel since joining Kodiak in December 2022
- Previously was VP and General Counsel at Exterran in Houston, Texas, where she worked for 18 years



Cory Roclawski
Chief Human Resource Officer
Years in Kodiak: 3 years
Industry experience: 17 years

- Has served as Chief Human Resource Officer since joining Kodiak in February 2020
- Previously held various senior HR positions at Rubicon Oilfield International and Exterran



Pedro Buhigas
Chief Information Officer
Years in Kodiak: 2 years
Industry experience: 18 years

- Has served as Chief Information Officer since joining Kodiak in September 2021
- Previously held senior IT leadership positions at Basic Energy Services, TETRA Technologies, and Stallion Oilfield Services



Ewan Hamilton, CPA
Chief Accounting Officer
Years in Kodiak: 11 years
Industry experience: 11 years

- Prior to his role as Chief Accounting Officer, served as CFO from 2016 to 2022 and previously was the Financial Controller of the Company since joining Kodiak in 2012
- Previously served as a public auditor at Pattillo, Brown & Hill, LLP



Travis Marrs
EVP of Sales, Fleet Management & Engineering
Years in Kodiak: 13 years
Industry experience: 13 years

- Has served as EVP of Sales, Fleet Management, and Engineering since 2019
- Prior to 2019, held various roles in operations
- Previous roles at CDM Resource Management in the Fleet Management and Engineering department



Jason Stewart, CFA, CPA
EVP of Corporate Development and Treasurer
Years in Kodiak: 7 years
Industry experience: 21 years

- Has served as EVP of Corporate Development since joining Kodiak in 2016
- Previously CEO at Themis Capital Corporation and CFO of Enerven Compression
- Held senior roles at SunTrust Robinson Humphrey, CIT Energy and PNC



Carrie Hodgins
EVP of Environmental, Health & Safety
Years in Kodiak: 2 years
Industry experience: 25+ years

- Has served as EVP of Environmental, Health & Safety since joining Kodiak in February 2021
- Previously served 15+ years leading EH&S teams for Royal Dutch Shell



Graham Sones
VP of Investor Relations
Years in Kodiak: 4 years
Industry experience: 8 years

- Senior leader in various lending financial institutions spanning 18 years, most notably CIT Group and Bank of America, with 4 years dedicated to companies in the energy sector
- Significant experience in public accounting firms such as KPMG and Arthur Andersen

9-member Board that is 56% diverse and is comprised of CEO and 8 independent directors (which includes 2 EQT representatives)

Source: Kodiak Management

KODIAK GAS SERVICES

January 2024 Investor Presentation | 38

Financial Summary

Combined Historical Results 1 Revenue ($mm) Adjusted Gross Margin ($mm) $1,600 $800 $658 $1,216 $596 $1,200 $1,061 $600 $532 $171 $911 $384 $156 $353 $135 $800 $304 $400 $487 $400 $833 $441 $200 $396 $708 $606 $0 $0 2021A 2022A Q1-Q3 2023A Annualized 2021A 2022A Q1-Q3 2023A Annualized KGS CCLP KGS CCLP 1 1 Adjusted EBITDA ($mm) Discretionary Cash Flow ($mm) $562 $287 $600 $300 $515 $258 $50 $462 $129 $231 $115 $450 $38 $225 $101 $42 $300 $150 $237 $432 $220 $399 $189 $361 $150 $75 $0 $0 2021A 2022A Q1-Q3 2023A Annualized 2021A 2022A Q1-Q3 2023A Annualized KGS CCLP KGS CCLP 1 Source: Kodiak Management; Adjusted Gross Margin, Adjusted EBITDA and Discretionary Cash Flow are non-GAAP financial measures; please see Appendix beginning on page 43 for reconciliation of non-GAAP measures KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 40

Well Positioned with Robust Balance Sheet PF Maturity Profile Commentary ($ in millions) ❑ Simple, streamlined capital $2,500 structure $2,200 $2,000 ❑ No near-term maturities $1,500 ❑ Ample liquidity position $1,000 $750 $1,721 ❑ Well hedged with $1.2bn in swaps $500 (80% of pro forma debt either fixed rate or swapped to fixed) $0 2024 2025 2026 2027 2028 2029 2030 ❑ LQA combined Q3 2023 total 1 New HY Notes ABL Undrawn ABL leverage of 4.1x is below current long-term covenant compliance PF Liquidity 3 2 leverage requirement of 5.25x $2,200 ABL Capacity 1 (1,721) Less: Pro Forma Borrowings Less: Letters of Credit Issued (16) Borrowing Capacity $463 1 2 3 Please refer to page 7 for detail; Lesser of (i) $2,200mm of commitments and (ii) pro forma borrowing base availability (est. as $2.7bn as of 1/8/2024); Maximum total leverage steps down beginning for the quarter ended 3/31/2024, unless an unsecured debt issuance occurs, which is expected in Q1 2024 KODIAK GAS SERVICES J a n u a r y 2 0 2 4 I n v e s t o r P r e s e n t a t i o n | 41

Appendix

Kodiak Standalone Non-GAAP Reconciliation Summary

Discretionary Cash Flow and Free Cash Flow

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Net income	$180,963	$106,265	$26,940	$21,766
Depreciation and amortization	160,045	174,463	136,414	46,087
Change in fair value of derivatives	(40,827)	(87,363)	13,551	(7,978)
Loss on extinguishment of debt	-	-	6,757	6,757
Deferred tax provision	(60,972)	27,301	6,312	5,551
Amortization of debt issuance costs	6,944	13,727	11,260	189
Equity Compensation expense	1,224	971	3,452	2,544
Transaction expenses	1,351	2,370	1,713	440
Impairment of compression equipment	9,107	-	-	-
Gain on sale of capital assets	426	(874)	(721)	-
Maintance capital expenditures	(38,088)	(48,313)	(28,056)	(12,312)
Discretionary Cash Flow	**$220,173**	**$188,547**	**$177,622**	**$63,044**
Growth capital expenditures	(170,806)	(212,953)	(124,015)	(55,671)
Proceeds from sale of assets	13	8,082	1,055	-
Free Cash Flow	**$49,380**	**($16,324)**	**$54,662**	**$7,373**

Adjusted EBITDA

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Net (loss) income	$180,963	$106,265	$26,940	$21,766
Interest expense, net	84,640	165,867	182,030	39,710
Income tax expense (benefit)	(58,573)	33,092	9,765	7,904
Depreciation and amortization	160,045	174,463	136,414	46,087
Loss on extinguishment of debt	-	-	6,757	6,757
Gain on derivatives	(18,174)	(83,116)	(42,080)	(15,141)
Equity compensation expense	1,224	971	3,452	2,544
Transaction expenses	1,351	2,370	1,713	440
(Gain) loss on sale of capital assets	426	(874)	(721)	-
Impairment of compression equipment	9,107		-	-
Adjusted EBITDA	**$361,009**	**$399,038**	**$324,270**	**$110,067**
Adjusted EBITDA Percentage	***59.5%***	***56.4%***	***51.9%***	***47.7%***

Adjusted Gross Margin

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Total Revenues	$606,375	$707,913	$624,401	$230,983
Cost of Sales (excluding D&A)	(210,177)	(267,351)	(259,164)	(104,290)
Depreciation and Amortization	(160,045)	(174,463)	(136,414)	(46,087)
Gross Margin	**$236,153**	**$266,099**	**$228,823**	**$80,606**
Depreciation and Amortization	160,045	174,463	136,414	46,087
Adjusted Gross Margin	**$396,198**	**$440,562**	**$365,237**	**$126,693**

Adjusted Gross Margin for Compression Operations

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Total Revenues	583,070	654,957	545,989	186,673
Cost of Sales (excluding D&A)	(192,813)	(225,715)	(193,257)	(65,470)
Depreciation and Amortization	(160,045)	(174,463)	(136,414)	(46,087)
Gross Margin	**230,212**	**254,779**	**216,318**	**75,116**
Depreciation and Amortization	160,045	174,463	136,414	46,087
Adjusted Gross Margin	**390,257**	**429,242**	**352,732**	**121,203**

KODIAK GAS SERVICES

January 2024 Investor Presentation | 43

Kodiak Standalone Adj. Gross Margin for Compression Operations Reconciliation

KODIAK GAS SERVICES

Adjusted Gross Margin for Compression Operations by Quarter (Q1 2020 – Q4 2021)

(in thousands)

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Total Revenues	131,616	123,499	128,355	132,259	137,445	142,622	148,595	154,408
Cost of Sales (excluding D&A)	(45,899)	(39,045)	(39,897)	(43,110)	(43,269)	(47,929)	(51,124)	(50,491)
Depreciation and Amortization	(32,751)	(38,147)	(37,567)	(37,167)	(38,049)	(39,126)	(40,789)	(42,081)
Gross Margin	**52,966**	**46,307**	**50,891**	**51,982**	**56,127**	**55,567**	**56,682**	**61,836**
Depreciation and Amortization	32,751	38,147	37,567	37,167	38,049	39,126	40,789	42,081
Adjusted Gross Margin	**85,717**	**84,454**	**88,458**	**89,149**	**94,176**	**94,693**	**97,471**	**103,917**

Adjusted Gross Margin for Compression Operations by Quarter (Q1 2022 – Q3 2023)

(in thousands)

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Total Revenues	157,495	162,808	163,662	170,992	177,697	181,619	186,673
Cost of Sales (excluding D&A)	(52,937)	(58,336)	(55,872)	(58,570)	(62,770)	(65,017)	(65,470)
Depreciation and Amortization	(42,405)	(43,396)	(44,111)	(44,551)	(44,897)	(45,430)	(46,087)
Gross Margin	**62,153**	**61,076**	**63,679**	**67,871**	**70,030**	**71,172**	**75,116**
Depreciation and Amortization	42,405	43,396	44,111	44,551	44,897	45,430	46,087
Adjusted Gross Margin	**104,558**	**104,472**	**107,790**	**112,422**	**114,927**	**116,602**	**121,203**

KODIAK GAS SERVICES
January 2024 Investor Presentation | 44

CSI Standalone Non-GAAP Reconciliation Summary

KODIAK GAS SERVICES

Discretionary Cash Flow and Free Cash Flow[1]

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Net loss	($50,272)	($22,095)	($6,133)	($947)
Provision for income taxes	4,952	4,786	1,685	209
Depreciation and amortization	78,234	78,231	57,193	19,256
Impairment of fixed assets and inventory	-	135	-	-
Non-cash cost of compressors sold	3,368	1,382	867	411
Equity compensation expense	1,954	1,622	1,334	457
Outside services costs related to unit disposals	-	-	155	-
Fire Damaged Unit	-	-	893	893
(Benefit) Provision for income taxes, depreciation, amortization and impairments attributed to discontinued operations	256	(173)	-	-
ERP Write off	4,635	-	-	-
Reorganization costs	754	-	-	-
Prior year sales tax accrual adjustment	367	-	-	-
Manufacturing engine order cancellation charge	300	-	-	-
Other	-	230	179	62
Transaction Costs	2,146	210	-	-
Current Income tax expense	(4,756)	(4,410)	(2,058)	(352)
Maintenance capital expenditures	(12,761)	(18,028)	(16,408)	(6,105)
Non-cash items included in interest expense	8,592	526	104	75
Distributable Cash Flow	**$37,769**	**$42,416**	**$37,811**	**$13,959**
Growth Capex, net of sales proceeds	(29,337)	(25,911)	(17,760)	(6,108)
Free Cash Flow	**$8,432**	**$16,505**	**$20,051**	**$7,851**

Adjusted EBITDA

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Net loss	($50,272)	($22,095)	($6,133)	($947)
Interest expense, net	54,791	50,503	40,472	13,410
Provision for income taxes	4,952	4,786	1,685	209
Depreciation and amortization	78,234	78,231	57,193	19,256
Impairment of fixed assets and inventory	-	135	-	-
Non-cash cost of compressors sold	3,368	1,382	867	411
Equity compensation expense	1,954	1,622	1,334	457
Outside services costs related to unit disposals	-	-	155	-
Severance	114	432	213	88
Fire Damaged Unit	-	-	893	893
(Benefit) Provision for income taxes, depreciation, amortization and impairments attributed to discontinued operations	256	(173)	-	-
ERP Write off	4,635	-	-	-
Reorganization costs	754	-	-	-
Prior year sales tax accrual adjustment	367	-	-	-
Manufacturing engine order cancellation charge	300	-	-	-
Other	(137)	440	430	62
Transaction Costs	2,146	210	-	-
Adjusted EBITDA	**$101,462**	**$115,473**	**$97,109**	**$33,839**

Adjusted Gross Margin[1]

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Total Revenues	$304,171	$353,398	$287,857	$99,707
Cost of Sales (excluding D&A)	(168,687)	(197,566)	(159,619)	(54,321)
Depreciation and Amortization	(78,234)	(78,231)	(57,193)	(19,256)
Gross Margin	**$57,250**	**$77,601**	**$71,045**	**$26,130**
Depreciation and Amortization	78,234	78,231	57,193	19,256
Adjusted Gross Margin	**$135,484**	**$155,832**	**$128,238**	**$45,386**

Adjusted Gross Margin for Contract Services[1, 2]

(in thousands)

	2021	2022	Q1 - Q3 2023	Q3 2023
Total Revenues	$234,998	$263,241	$211,625	$71,457
Cost of Sales (excluding D&A)	(118,702)	(135,639)	(107,747)	(35,153)
Depreciation and Amortization[3]	(78,234)	(78,231)	(57,193)	(19,256)
Gross Margin	**$38,062**	**$49,371**	**$46,685**	**$17,048**
Depreciation and Amortization	78,234	78,231	57,193	19,256
Adjusted Gross Margin	**$116,296**	**$127,602**	**$103,878**	**$36,304**

[1] Prepared by Kodiak as CSI does not present these figures; [2] Most equivalent reportable unit to Kodiak's Compression Operations Segment; [3] Assumes all depreciation and amortization of CCLP is related to the Contract Services reportable unit as the majority of the property, plant, and equipment are attributable to compression and equipment

KODIAK GAS SERVICES January 2024 Investor Presentation | 45